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                                                                   Exhibit 10.17

                                  [TALEO LOGO]

                                Taleo Corporation
                          575 Market Street, 8th Floor
                         San Francisco, California 94105


San Francisco, December 16, 2004


MR. BRADFORD BENSON

RE: TERMS OF EMPLOYMENT

Dear Brad,

      This letter will confirm the terms of your offer of employment with Taleo Corp., a Delaware corporation ("Taleo"). Such terms are as follows:

            1. Position and Responsibilities. You will serve in the position of Executive Vice President of Research & Development and Chief Technology Officer reporting directly to the Chief Executive Officer. You will assume and discharge such responsibilities as are commensurate with such position and as the Chief Executive Officer may direct from time to time. During your employment with Taleo, you shall devote your full time, skill and attention to your duties and responsibilities and shall perform faithfully, diligently and competently. In addition, you shall comply with and be bound by the operating policies, procedures and practices of Taleo in effect from time to time during your employment.

            2. At-Will Employment. You acknowledge that your employment with Taleo is for an unspecified duration and constitutes at-will employment and that either you or Taleo can terminate this relationship at any time, with or without Cause and with or without notice.

            3. Compensation.

                  (a) In consideration of your services, you will be paid a salary of $16,667 US per month (annualized base salary of $200,000.00 US) payable in two monthly payments in accordance with Taleo's standard payroll practices ("Base Salary").

                  (b) Starting January 1st, 2005, in addition to your base salary, you will be eligible for incentive bonuses for each fiscal quarter or fiscal year of Taleo ("Incentive


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Mr. Bradford Benson
December 16, 2004
Page 2


Compensation"). The bonuses will be awarded based on criteria established by Taleo's Chief Executive Officer and approved by Taleo's Board of Directors. The aggregate amount of your target bonuses at 100% achievement of goal for a fiscal year will be equal to one hundred and fifty thousand dollars ($150,000 US). The bonus for a fiscal quarter or fiscal year will be paid in accordance with Taleo's standard practices for payment of bonuses. For fiscal year 2005, you will be eligible to participate in the Incentive Compensation Plan attached hereto as Attachment A, which will be deemed to meet the requirements of this Subsection (b) for 2005.

                  (c) If Taleo terminates your employment for any reason other than Cause, then Taleo will continue to pay your Base Salary at the rate in effect at the time of your resignation or termination of your employment for a period of three (3) months from the date of your resignation or termination of your employment and you shall continue to vest in stock options in accordance with the schedule specified in Attachment C for a period of three (3) months from the date of your resignation or termination of your employment ("Vesting Period 1"). Such vested options shall expire ninety (90) days after the expiration of Vesting Period 1.

                  (d) If, within one (1) year following a Change in Control (as defined in Attachment C), Taleo or the successor corporation terminates your employment for any reason other than Cause, then Taleo or the successor corporation will continue to pay your Base Salary at the rate in effect at the time of your resignation or termination of your employment for a period of six
(6) months from the date of your resignation or termination of your employment. Your severance benefit will be paid in accordance with Taleo's standard payroll procedures.

                  (e) If Taleo terminates your employment for any reason other than Cause, and if you elect to continue your health insurance coverage under the Consolidated Omnibus Budget Reconciliation Act ("COBRA") following the termination of your employment, then Taleo will pay the same portion of your monthly premium under COBRA as it pays for active employees until the earliest of (i) the close of the 3-month period following the termination of your employment, (ii) the expiration of your continuation coverage under COBRA or
(iii) the date when you become eligible for substantially equivalent health insurance coverage in connection with new employment or self-employment.

                  (f) If your employment is terminated by Taleo with Cause, or if you resign your employment voluntarily, no compensation or other payments will be paid or provided to you that would have, or might have, become payable to you in periods following the date when such a termination of employment is effective. Any rights you may have under any Taleo plan regarding Benefits, as defined below, shall be determined under the provisions of those plans. If your employment terminates as a result of your death or disability, no compensation or payments will be made to you other than those to which you may otherwise be entitled under any Taleo plan regarding Benefits.

                  (g) For purposes of this Section 3, "Cause" means (i) any act of personal dishonesty taken by you in connection with your responsibilities under this agreement that is intended to result in your personal enrichment,
(ii) your conviction of a felony, (iii) any act by you that constitutes material misconduct and is injurious to Taleo or (iv) substantial



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Mr. Bradford Benson
December 16, 2004
Page 3


violations of employment duties, responsibilities or obligations to Taleo that are demonstrably willful and deliberate.

            4. Other Benefits. You will be eligible to receive the standard employee benefits made available by Taleo to its employees from time to time during the term of your employment to the extent of your eligibility therefore ("Benefits"). You shall earn paid vacation at the rate of four weeks per year of employment (which shall be consistent with Taleo's vacation policy and which shall not accrue in excess of that allowable under the policy). During your employment, you shall be permitted, to the extent eligible, to participate in any group medical, dental, life insurance and disability insurance plans, or similar benefit plan of Taleo that is available to employees generally. You should note that Taleo may modify salary and benefits from time to time as deemed necessary. Base Salary and Incentive Compensation are not considered Benefits as that term is used in this agreement.

      Taleo shall reimburse you for all reasonable business expenses actually incurred or paid by you in the performance of your services on behalf of Taleo, upon prior authorization and approval and upon submission of appropriate documentation in accordance with Taleo's expense reimbursement policy.

            5. Conflicting Employment. During the term of your employment with Taleo, you will not engage in any other employment, occupation, consulting, or other business activity directly related to the business in which Taleo is now involved or becomes involved during the term of your employment, nor will you engage in any other activities that conflict with your obligations to Taleo. This provision does not preclude you from serving on the boards of directors and/or advisory boards of companies that are not competitors of Taleo.

            6. General Provisions.

                  (a) This offer letter will be governed by the internal substantive laws, but not the choice of law rules, of the State of California.

                  (b) This offer letter along with the Exhibits A-D hereto and the Incentive Compensation Plan attached as Attachment A, the Employment, Confidential Information and Invention Assignment Agreement attached as Attachment B, the Stock Option Recommendation attached as Attachment C, and the Arbitration Agreement attached as Attachment D set forth the terms of your employment with Taleo and supersedes any prior representations or agreements, whether written or oral. Any modifications must be in writing and signed by an officer of Taleo and by you. Any subsequent change or changes in your duties, salary or other compensation will not affect the at-will nature of your employment, the commitments you have agreed to or the enforceability, validity or scope of this Agreement.

                  (c) This offer of employment is contingent upon background verification and reference checks satisfactory to Taleo. I authorize Taleo and/or a third party designated by Taleo, to conduct such investigations and secure such information as is necessary to assess my background and employment history.



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Mr. Bradford Benson
December 16, 2004
Page 4


                  (d) If you accept this offer of employment, you must provide to Taleo documentary evidence of your identity and eligibility to work in the United States. Such documentation must be provided to us within three (3) business days of your date of hire, or our employment relationship with you may be terminated.

                  (e) This agreement will be binding upon your heirs, executors, administrators and other legal representatives and will be for the benefit of Taleo, Taleo Holding and their respective successors and assigns.

            7. Contingencies. This offer is contingent upon our obtaining the following:

                  (a) Return of the enclosed copy of this letter, signed by you without modification, indicating your acceptance of this offer;

                  (b) Return of the enclosed Arbitration Agreement, signed by you without modification;

                  (c) Return of the enclosed Employment, Confidential Information and Invention Assignment Agreement (attached to this letter as Attachment B), signed by you without modification;

                  (d) Satisfactory results of background and reference checks

                  (e) Documentation verifying your identity and legal authority to work in the United States no later than 3 business days after the date you commence work.

      To indicate your acceptance of this offer, please sign and date the enclosed copy of this offer letter and the Confidentiality Agreement, and return both to me as soon as possible. This offer shall be valid for three (3) working days from the date of this letter. If you have any questions about this offer letter, please call Louis Tetu, 418.524.5665 x1226.


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Mr. Bradford Benson
December 16, 2004
Page 5


      We look forward to working with you at Taleo.



                                       Sincerely,

                                       Taleo Corp.

                                       /s/ Louis Tetu
                                       -----------------------------------------
                                       Louis Tetu, Chief Executive Officer

ACCEPTANCE:

I accept the terms of my employment with Taleo Corp. as set forth above. I understand that this offer letter does not constitute a contract of employment for any specified period of time and that my employment relationship may be terminated by Taleo or me at any time with or without notice and with or without Cause.

Tuesday, December 21, 2004                    /s/ Brad Benson
----------------------------------            ----------------------------------
Start date Date                               Bradford Benson


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                                    EXHIBIT A

                                   TALEO CORP.

            LIST OF PRIOR INVENTIONS AND ORIGINAL WORKS OF AUTHORSHIP

Title             Date                   Identifying Number of Brief Description

____ No invention or improvements ____ Additional sheets attached




Signature of Employee: _________________________

Printed Name of Employee: ______________________ Date: ________________


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                                    EXHIBIT B

 CALIFORNIA LABOR CODE SECTION 2870 EMPLOYMENT AGREEMENTS; ASSIGNMENT OF RIGHTS

      (a) Any provision in an employment agreement which provides that an employee shall assign, of offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities or trade secret information except for those inventions that either:

            (1) Relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer.

            (2) Result from any work performed by the employee for the employer.

      (b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable."


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                                    EXHIBIT C

                                   TALEO CORP.
                           TERMINATION CERTIFICATION

      This is to certify that I do not have in my possession, nor have I failed to return, any devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items belonging to Taleo, its subsidiaries, affiliates, successors or assigns (together, the "Company").

      I further certify that I have complied with all the terms of the Company's Employment Confidential Information and Invention Assignment Agreement signed by me, including the reporting of any inventions and original works of authorship (as defined therein), conceived or made by me (solely or jointly with others) covered by that agreement.

      I further agree that, in compliance with the Employment, Confidential Information and Invention Assignment Agreement; I will preserve as confidential all trade secrets, confidential knowledge, data or other proprietary information relating to products, processes, know-how, designs, formulas, developmental or experimental work, computer programs, data bases, other original works of authorship, customer lists, business plans, financial information or other subject matter pertaining to any business of the Company or any of its employees, clients, consultants or licensees.

      I further agree that for twelve (12) months from this date, I will not solicit, induce, recruit or encourage any of the Company's employees to leave their employment.



*
------------------------------------------
Employee                                                      Date


* TO BE SIGNED ABOVE ONLY UPON TERMINATION


Exhibit C read and understood by:


------------------------------------------
        Bradford Benson                                       Date



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                                    EXHIBIT D

                                   TALEO CORP.
                         CONFLICT OF INTEREST GUIDELINES

      It is the policy of Taleo Corp. to conduct its affairs in strict compliance with the letter and spirit of the law and to adhere to the highest principles of business ethics. Accordingly, all officers, employees and independent contractors must avoid activities, which are in conflict, or give the appearance of being in conflict, with these principles and with the interests of the Company. The following are potentially compromising situations, which must be avoided. Any exceptions must be reported to the CEO and written approval for continuation must be obtained.

      1. Revealing confidential information to outsiders or misusing confidential information. Unauthorized divulging of information is a violation of this policy whether or not for personal gain and whether or not harm to the Company is intended. (The Employment, Confidential Information and Invention Assignment Agreement elaborate on this principle and is a binding agreement).

      2. Accepting or offering substantial gifts, excessive entertainment, favors or payments which may be deemed to constitute undue influence or otherwise be improper or embarrassing to the Company.

      3. Participation in civic or professional organizations that might involve divulging confidential information of the Company.

      4. Initiating or approving personnel actions affecting reward or punishment of employees or applicants where there is a family relationship or is or appears to be a personal or social involvement.

      5. Initiating or approving any form of personal or social harassment of employees.

      6. Investing or holding outside directorship in suppliers, customers or competing companies, including financial speculations, where such investment or directorship might influence in any manner a decision or course of action of the Company.

      7. Borrowing from or lending to employees, customers or suppliers.

      8. Acquiring real estate of interest to the Company.

      9. Improperly using or disclosing to the Company any proprietary information or trade secrets of any former or concurrent employer or other person or entity with whom obligations of confidentiality exist.

      10. Unlawfully discussing prices, costs, customers, sales, or markets with competing companies or their employees.

      11. Making any unlawful agreement with distributors with respect to prices.


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      12. Improperly using or authorizing the use of any inventions, which are the subject of patent claims of any other person or entity.

      13. Engaging in any conduct, which is not in the best interest of the Company.

      Each officer, employee and independent contractor must take every necessary action to ensure compliance with these guidelines and to bring problem areas to the attention of higher management for review. Violations of this conflict of interest policy may result in discharge without warning.